Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 April 19, 2021
www.zionsbancorporation.com
First Quarter 2021 Financial Results: FOR IMMEDIATE RELEASE
Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 1Q21 Net Earnings¹ of $314 million, diluted EPS of $1.90 compared with 1Q20 Net Earnings¹ of $6 million, diluted EPS of $0.04, and 4Q20 Net Earnings¹ of $275 million, diluted EPS of $1.66

FIRST QUARTER RESULTS

$1.90	$314 million	2.86%	11.2%
Net earnings[1] per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

FIRST QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $545 million, compared with $548 million
	•	NIM was 2.86%, compared with 3.41%, and was significantly impacted by lower interest rates and higher average cash balances of $7.8 billion, compared with $2.0 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $287 million, up 2%, and adjusted PPNR³ was $253 million, down 15%
	•	Noninterest expense was $435 million, up 7%, and adjusted noninterest expense³ was $440 million, up 8%, due to increases in salaries and employee benefits (largely long-term compensation) and PPP-related professional and legal services
	•	The efficiency ratio³ was 63.5%, compared with 57.7%

Loans and Credit Quality	•	Net loans and leases were $53.5 billion, up $3.5 billion, or 7%, and included PPP loans of $6.5 billion
	•	About 24,000 PPP Round 2021 loans were originated, totaling $2.6 billion
	•	Nonperforming assets were $327 million, or 0.7%, of loans (ex-PPP), compared with $280 million, or 0.6%, of loans
	•	The provision for credit losses was a negative $132 million, compared with a positive $258 million
	•	The allowance for credit losses was 1.5% of loans (ex-PPP), compared with 1.6% of loans

Capital	•	The CET1 capital ratio was 11.2%, compared with 10.0%

Notable items	•	About 15,000 PPP loans were forgiven by the SBA, totaling $1.6 billion, which contributed $31 million of interest income through accelerated recognition of net unamortized deferred fees
	•	Deposits were $73.9 billion, up $16.3 billion, or 28%, resulting in a loan-to-deposit ratio of 72%. Deposit growth has been impacted by government stimulus programs
	•	Gain on sale of remaining Farmer Mac Class C stock of $11 million, or $0.05 per share [4]
	•	Positive credit valuation adjustment of $18 million, or $0.08 per share,[4] on client-related interest rate swaps

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO of Zions Bancorporation, commented, “Our first quarter results were strong, reflecting an improving credit environment and outlook, which resulted in minimal net charge-offs and a substantial reversal of loan loss provisions made in prior quarters as the pandemic took hold.”

Mr. Simmons continued, “During the quarter, we assisted more than 24,000 customers in obtaining access to $2.6 billion of governmental relief funds in the form of PPP loans, bringing the total amount of PPP loans made to small businesses over the past year to nearly $10 billion. Non-PPP loan volumes continued to experience attrition while total deposits saw robust growth, both being in large measure a result of unusually strong levels of liquidity in the economy.”

OPERATING PERFORMANCE[3]
1 Net Earnings is net earnings applicable to common shareholders.
2 Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
3 For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 15-17.
4 EPS calculations assume a 24.5% statutory tax rate.

ZIONS BANCORPORATION, N.A.
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Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified. Growth rates of 100% or more are considered not meaningful (“NM”) as they are generally reflective of a low initial starting point.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Interest and fees on loans	$488	$499	$532	$(11)	(2)%	$(44)	(8)%
Interest on money market investments	3	3	8	—	—	(5)	(63)
Interest on securities	71	69	82	2	3	(11)	(13)
Total interest income	562	571	622	(9)	(2)	(60)	(10)
Interest on deposits	9	13	51	(4)	(31)	(42)	(82)
Interest on short- and long-term borrowings	8	8	23	—	—	(15)	(65)
Total interest expense	17	21	74	(4)	(19)	(57)	(77)
Net interest income	$545	$550	$548	$(5)	(1)	$(3)	(1)
				bps		bps
Yield on interest-earning assets[1]	2.95%	3.06%	3.87%	(11)		(92)
Rate paid on total deposits and interest-bearing liabilities[1]	0.09%	0.12%	0.48%	(3)		(39)
Cost of total deposits[1]	0.05%	0.08%	0.36%	(3)		(31)
Net interest margin[1]	2.86%	2.95%	3.41%	(9)		(55)
1 Rates are calculated using amounts in thousands and taxable-equivalent rates are used where applicable.
Net interest income decreased $3 million, or 1%, to $545 million in the first quarter of 2021, from $548 million in the first quarter of 2020. Total interest income decreased $60 million, or 10%, due to a $44 million decrease in interest and fees on loans and an $11 million decrease in interest on securities. The decrease was primarily attributable to the lower interest rate environment, as the average balance of interest-earning assets increased 20%. Interest expense decreased $57 million, or 77%, due to a $42 million decline in interest paid on deposits and a $15 million decline in interest paid on short- and long-term borrowings attributable to lower rates on both categories as well as reduced balances of borrowed funds. The decline in interest expense was also primarily due to the lower interest rate environment and partially attributable to reduced competitive pricing pressure for deposits. Additionally, strong deposit growth of $16 billion, or 28%, reduced the need for borrowed funds and was impacted by government stimulus programs.
The net interest margin compressed to 2.86% in the first quarter of 2021, compared with 3.41% in the same prior year period. The yield on average interest-earning assets was 2.95% in the first quarter of 2021, a decrease of 92 basis points, compared with the first quarter of 2020. Average money market investments, including short-term deposits held at the Federal Reserve, increased to 10.0% of average interest-earning assets in the first quarter of 2021, compared with 3.1% in the same prior year period. This increase had a significant dilutive effect on the net interest margin.
Average interest-earning assets included $6.1 billion of Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loans with a yield of 3.98%. During the first quarter of 2021, about 15,000 PPP loans, totaling $1.6 billion, received forgiveness by the SBA and contributed $31 million of interest income through accelerated recognition of net unamortized deferred fees on these loans. As of March 31, 2021, there were approximately $168 million of unamortized net origination fees related to the PPP loans.
The yield on loans decreased 69 basis points from the first quarter of 2020, and, excluding PPP loans, the yield on loans decreased 73 basis points from the first quarter of 2020. The decrease was primarily due to lower benchmark interest rates, but also reflected continued pricing pressure, which was partially attributable to the surplus liquidity in
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the marketplace. The yield on securities decreased 57 basis points from the same prior year period, primarily from lower yields on new investments, which were also attributable to lower benchmark interest rates. The yield on non-PPP loans originated during the first quarter of 2021 was moderately less than the yield on loans maturing or otherwise paying down. Similarly, the yield on securities purchased during the first quarter of 2021 was significantly lower than the yield on securities that paid off or paid down. These trends were consistent with those reported in recent quarters.
The annualized cost of total deposits for the first quarter of 2021 was 0.05%, compared with 0.36% for the first quarter of 2020. The rate paid on total deposits and interest-bearing liabilities was 0.09% during the first quarter of 2021, a decrease from 0.48% during the first quarter of 2020, which was primarily due to lower benchmark interest rates and strong deposit growth. Average noninterest bearing deposits as a percentage of total deposits was 47% for the first quarter of 2021, compared with 41% for the same prior year period. The deposit growth also contributed to a significant reduction in more-costly borrowed funds when compared with the first quarter of 2020.

Noninterest Income
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Commercial account fees	$32	$32	$31	$—	—%	$1	3%
Card fees	21	22	21	(1)	(5)	—	—
Retail and business banking fees	17	18	19	(1)	(6)	(2)	(11)
Loan-related fees and income	25	25	26	—	—	(1)	(4)
Capital markets and foreign exchange fees	15	19	24	(4)	(21)	(9)	(38)
Wealth management fees	12	10	11	2	20	1	9
Other customer-related fees	11	13	11	(2)	(15)	—	—
Customer-related fees	133	139	143	(6)	(4)	(10)	(7)
Fair value and nonhedge derivative income (loss)	18	8	(11)	10	NM	29	NM
Dividends and other income	7	7	8	—	—	(1)	(13)
Securities gains (losses), net	11	12	(6)	(1)	(8)	17	NM
Total noninterest income	$169	$166	$134	$3	2	$35	26

Total noninterest income for the first quarter of 2021 increased by $35 million, or 26%, to $169 million, from $134 million for the first quarter of 2020. Total customer-related fees decreased to $133 million from $143 million for the same periods. Although most categories were generally stable when compared with the same prior year period, capital markets and foreign exchange fees decreased $9 million, primarily due to lower customer interest rate swap fees.
In the first quarter of 2021, we recognized a positive $18 million credit valuation adjustment (“CVA”) on client-related interest rate swaps, compared with a negative $11 million CVA in the first quarter of 2020. This change reflects a significant decline in the total exposure of client swaps primarily due to an increase in benchmark interest rates during the quarter and improvements in the credit quality of the customer counterparties associated with the swaps.
Securities gains increased by $17 million, primarily as a result of an $11 million gain on the sale of remaining Farmer Mac Class C stock in the first quarter of 2021. The first quarter of 2020 was negatively impacted by $6 million of unrealized losses related to Small Business Investment Company investments.
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Noninterest Expense
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Salaries and employee benefits	$288	$277	$274	$11	4%	$14	5%
Occupancy, net	33	33	33	—	—	—	—
Furniture, equipment and software, net	32	30	32	2	7	—	—
Other real estate expense, net	—	1	—	(1)	NM	—	—
Credit-related expense	6	6	4	—	—	2	50
Professional and legal services	20	19	12	1	5	8	67
Advertising	5	6	3	(1)	(17)	2	67
FDIC premiums	7	6	5	1	17	2	40
Other	44	46	45	(2)	(4)	(1)	(2)
Total noninterest expense	$435	$424	$408	$11	3	$27	7
Adjusted noninterest expense [1]	$440	$423	$407	$17	4	$33	8
1 For information on non-GAAP financial measures, see pages 15-17.
Total noninterest expense for the first quarter of 2021 increased by $27 million, or 7%, to $435 million, from $408 million for the first quarter of 2020. Salaries and benefits expense increased $14 million, or 5%, and professional and legal services expense increased $8 million, or 67%, from the same prior year period.
The $14 million increase in salaries and employee benefits reflected increases in long-term incentive compensation, including $7 million related to the Value Sharing Plan and share-based compensation, and $6 million of contributions to the employee 401(k) plan. The increases in these expense categories were relative to the depressed levels reported in the prior year period, when uncertainties resulting from the pandemic led to reduced accruals. The increase in salaries and employee benefits expense was partially offset by a $5 million decrease in base salaries due to lower headcount. The $8 million increase in professional and legal services was primarily related to third-party assistance associated with PPP loan forgiveness.
Adjusted noninterest expense for the first quarter of 2021 increased $33 million, or 8%, to $440 million, compared with $407 million for the same prior year period, primarily due to the same reasons previously discussed for noninterest expense. The efficiency ratio was 63.5% for the first quarter of 2021, compared with 57.7% the first quarter of 2020. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 15-17.
BALANCE SHEET ANALYSIS

Asset Quality
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.61%	0.69%	0.56%	(8)		5
Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.11%	0.06%	(5)		—
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.30%	1.56%	1.56%	(26)		(26)
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.48%	1.74%	1.56%	(26)		(8)
				$	%	$	%
Classified loans	$1,660	$1,641	$881	$19	1%	$779	88%
Nonperforming assets	327	371	280	(44)	(12)	47	17
Net loan and lease charge-offs	8	15	7	(7)	(47)	1	14
Provision for credit losses	(132)	(67)	258	(65)	(97)	(390)	NM
1 Does not include loans held for sale.
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Net loan and lease charge-offs were $8 million in the first quarter of 2021, compared with $7 million in the first quarter of 2020. The ratio of nonaccrual loans and accruing loans past due 90 days or more to loans and leases (ex-PPP) was 0.71% for the first quarter of 2021, compared with 0.56% for the first quarter of 2020. The ratio of classified loans to total loans and leases (ex-PPP) was 3.5%, compared with 1.8%, for the same periods, respectively.
We recorded a negative $132 million provision for credit losses during the first quarter of 2021, compared with a negative $67 million during the fourth quarter of 2020, and a positive $258 million for the first quarter of 2020. The allowance for credit losses (“ACL”) was $695 million at March 31, 2021, compared with $835 million at December 31, 2020, and $777 million at March 31, 2020. The decrease in the ACL, compared with the same prior year period, was primarily due to an improvement in the economic outlook, compared with the more stressed economic outlook at the outset of the COVID-19 pandemic. The ratio of total ACL to total loans and leases (ex-PPP) was 1.48% at March 31, 2021, compared with 1.74% at December 31, 2020, and 1.56% at March 31, 2020.

Loans and Leases
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Loans held for sale	$77	$81	$140	$(4)	(5)%	$(63)	(45)%
Loans and leases:
Commercial – excluding PPP loans	24,499	24,900	26,392	(401)	(2)	(1,893)	(7)
Commercial – PPP loans	6,465	5,572	—	893	16	6,465	NM
Commercial real estate	12,060	12,104	11,741	(44)	—	319	3
Consumer	10,448	10,900	11,794	(452)	(4)	(1,346)	(11)
Loans and leases, net of unearned income and fees	53,472	53,476	49,927	(4)	—	3,545	7
Less allowance for loan losses	646	777	730	(131)	(17)	(84)	(12)
Loans and leases held for investment, net of allowance	$52,826	$52,699	$49,197	$127	—	$3,629	7

Loans and leases, net of unearned income and fees, increased $3.6 billion, or 7%, to $53.5 billion at March 31, 2021, from $49.9 billion at March 31, 2020, primarily due to the origination of PPP loans. Excluding PPP loans, total loans and leases decreased $2.9 billion, or 6%, to $47.0 billion at March 31, 2021, including a $1.9 billion, or 7%, decrease in commercial loans, as the stressed economic environment and an abundance of liquidity in the marketplace continued to adversely impact loan demand. Within commercial loans, a $2.7 billion decrease in commercial and industrial loans was partially offset by a $751 million increase in municipal loans. Commercial real estate construction and land development loans increased $186 million, and term commercial real estate loans increased $133 million. Consumer loans decreased $1.3 billion, which was spread across all consumer loan subcategories. Unfunded lending commitments and letters of credit increased $2.8 billion, or 12%, to $25.5 billion at March 31, 2021, from $22.7 billion at March 31, 2020, primarily due to a decrease in commitment utilization.

Deposits and Borrowed Funds
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Noninterest-bearing demand	$35,882	$32,494	$24,380	$3,388	10%	$11,502	47%
Interest-bearing:
Savings and money market	35,762	34,571	28,901	1,191	3	6,861	24
Time	2,209	2,588	4,237	(379)	(15)	(2,028)	(48)
Total deposits	$73,853	$69,653	$57,518	$4,200	6	$16,335	28

Borrowed funds:
Federal funds purchased and other short-term borrowings	$1,032	$1,572	$3,765	$(540)	(34)	$(2,733)	(73)
Long-term debt	1,299	1,336	1,795	(37)	(3)	(496)	(28)
Total borrowed funds	$2,331	$2,908	$5,560	$(577)	(20)	$(3,229)	(58)
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Total deposits increased by $16.3 billion, or 28%, to $73.9 billion as of March 31, 2021, primarily due to an $11.5 billion increase in noninterest-bearing deposits, which continued to be impacted by government stimulus programs. Average total deposits increased to $71.4 billion for the first quarter of 2021, compared with $56.9 billion for the first quarter of 2020. Average noninterest-bearing deposits increased 43% to $33.7 billion for the first quarter of 2021, from $23.6 billion for the first quarter of 2020, and were 47% and 41% of average total deposits, respectively, for the same periods.
Total borrowed funds decreased $3.2 billion, or 58%, to $2.3 billion as of March 31, 2021. Average borrowed funds decreased to $2.4 billion for the first quarter of 2021, compared with $4.7 billion for the first quarter of 2020. The decrease in both end-of-period and average borrowed funds reflects less reliance on federal funds purchased and other short-term borrowings due to the strength of deposit growth, which significantly exceeded earning asset growth over this period.

Shareholders’ Equity
				1Q21 - 4Q20		1Q21 - 1Q20
(In millions)	1Q21	4Q20	1Q20	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in capital	2,653	2,686	2,668	(33)	(1)	(15)	(1)
Retained earnings	4,566	4,309	3,979	257	6	587	15
Accumulated other comprehensive income	148	325	259	(177)	(54)	(111)	(43)
Total shareholders' equity	$7,933	$7,886	$7,472	$47	1	$461	6

Capital distributions:
Common dividends paid	$56	$56	$56	$—	—	$—	—
Bank common stock repurchased	50	—	75	50	NM	(25)	(33)
Total capital distributed to common shareholders	$106	$56	$131	$50	89	$(25)	(19)

During the first quarter of 2021, the common stock dividend was $0.34 per share, which was unchanged from the first quarter of 2020. Weighted average diluted shares outstanding decreased 9.1 million from the first quarter of 2020, primarily due to the out-of-the-money expiration of 29.2 million ZIONW warrants on May 22, 2020. During the first quarter of 2021, we repurchased 1.0 million common shares outstanding for $50 million at an average price of $49.78 per share.
Accumulated other comprehensive income decreased $111 million to $148 million as of March 31, 2021, compared with $259 million as of March 31, 2020. The decline was primarily a result of decreases in the fair value of available-for-sale securities due to changes in interest rates.
Tangible book value per common share increased to $38.77 at March 31, 2021, compared with $35.96 at March 31, 2020. Basel III common equity tier 1 (“CET1”) capital was $6.2 billion at March 31, 2021 and $5.7 billion at March 31, 2020. The estimated Basel III CET1 capital ratio was 11.2% at March 31, 2021, compared with 10.0% at March 31, 2020. For information on non-GAAP financial measures, see pages 15-17.
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Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 19, 2021). Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 2659447, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with annual net revenue of $2.8 billion in 2020 and more than $85 billion of total assets. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Bank is a consistent recipient of national and state-wide customer survey awards in small and middle-market banking, as well as a leader in public finance advisory services and Small Business Administration lending, recently ranking as the tenth largest provider in the U.S. of the SBA’s Paycheck Protection Program loans (including both rounds). In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and assumptions regarding future events or determinations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “forecasts,” “targets,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences are often related to changes in general economic, regulatory, and industry conditions; changes and uncertainties in fiscal, monetary, regulatory, trade and tax policies and legislative and regulatory changes; changes in interest rates and uncertainty regarding the transition away from the London Interbank Offered Rate ("LIBOR") toward other alternative reference rates; the quality and composition of our loan and securities portfolios; competitive pressures and other factors that may affect aspects of our business, such as pricing and demand for our products and services; our ability to execute our strategic plans, manage our risks, and achieve our business objectives; our ability to develop and maintain information security systems, technologies and controls designed to guard against fraud, cyber and privacy risks; and the effects of the COVID-19 pandemic and similar outbreaks that may occur in the future and governmental responses to such matters. These factors, among others, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
We caution you against undue reliance on forward-looking statements, which reflect our views only as of the date they are made. Except as may be required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
BALANCE SHEET [1]
Loans held for investment, net of allowance	$52,826	$52,699	$53,892	$54,269	$49,197
Total assets	85,121	81,479	78,357	76,447	71,467
Deposits	73,853	69,653	67,094	65,684	57,518
Total shareholders’ equity	7,933	7,886	7,668	7,575	7,472
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$314	$275	$167	$57	$6
Net interest income	545	550	555	563	548
Taxable-equivalent net interest income [2]	553	557	562	569	555
Total noninterest income	169	166	157	117	134
Total noninterest expense	435	424	442	430	408
Adjusted pre-provision net revenue [2]	253	280	267	300	299
Provision for credit losses	(132)	(67)	55	168	258
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.90	$1.66	$1.01	$0.34	$0.04
Dividends	0.34	0.34	0.34	0.34	0.34
Book value per common share [1]	44.98	44.61	43.30	42.74	42.15
Tangible book value per common share [1,2]	38.77	38.42	37.11	36.56	35.96
Weighted average share price	51.34	36.86	32.09	31.53	41.02
Weighted average diluted common shares outstanding (in thousands)	163,887	163,900	163,779	164,425	172,998
Common shares outstanding (in thousands) [1]	163,800	164,090	164,009	163,978	163,852
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.57%	1.41%	0.89%	0.35%	0.08%
Return on average common equity	17.4%	15.3%	9.4%	3.3%	0.3%
Return on average tangible common equity [2]	20.2%	17.8%	11.0%	3.8%	0.4%
Net interest margin	2.86%	2.95%	3.06%	3.23%	3.41%
Cost of total deposits, annualized	0.05%	0.08%	0.11%	0.15%	0.36%
Efficiency ratio [2]	63.5%	60.2%	62.2%	57.3%	57.7%
Effective tax rate	21.7%	20.9%	18.6%	19.5%	12.5%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.61%	0.69%	0.68%	0.62%	0.56%
Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.11%	0.38%	0.23%	0.06%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.30%	1.56%	1.68%	1.66%	1.56%
Full-time equivalent employees	9,682	9,678	9,726	9,859	9,879
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital [3]	$6,206	$6,013	$5,804	$5,696	$5,667
Risk-weighted assets [3]	55,422	55,866	55,654	55,878	56,861
Tangible common equity ratio	7.6%	7.8%	7.9%	7.9%	8.4%
Common equity tier 1 capital ratio [3]	11.2%	10.8%	10.4%	10.2%	10.0%
Tier 1 leverage ratio [3]	8.3%	8.3%	8.3%	8.4%	9.0%
Tier 1 risk-based capital ratio [3]	12.2%	11.8%	11.4%	11.2%	11.0%
Total risk-based capital ratio [3]	14.5%	14.1%	13.7%	13.5%	13.2%
1 At period end.
2    For information on non-GAAP financial measures, see pages 15-17.
3 Current period ratios and amounts represent estimates.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
April 19, 2021
CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$576	$543	$576	$570	$730
Money market investments:
Interest-bearing deposits	8,427	1,074	856	1,579	1,225
Federal funds sold and security resell agreements	1,315	5,765	2,804	266	550
Investment securities:
Held-to-maturity[1], at amortized cost	583	636	592	688	585
Available-for-sale, at fair value	16,644	15,731	14,662	14,201	14,231
Trading account, at fair value	189	266	198	160	160
Total securities, net of allowance	17,416	16,633	15,452	15,049	14,976
Loans held for sale	77	81	89	105	140
Loans and leases, net of unearned income and fees	53,472	53,476	54,745	55,129	49,927
Less allowance for loan losses	646	777	853	860	730
Loans held for investment, net of allowance	52,826	52,699	53,892	54,269	49,197
Other noninterest-bearing investments	815	817	830	813	916
Premises, equipment and software, net	1,236	1,209	1,187	1,173	1,144
Goodwill and intangibles	1,016	1,016	1,016	1,014	1,014
Other real estate owned	3	4	6	5	6
Other assets	1,414	1,638	1,649	1,604	1,569
Total assets	$85,121	$81,479	$78,357	$76,447	$71,467
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$35,882	$32,494	$31,338	$30,714	$24,380
Interest-bearing:
Savings and money market	35,762	34,571	32,305	31,307	28,901
Time	2,209	2,588	3,451	3,663	4,237
Total deposits	73,853	69,653	67,094	65,684	57,518
Federal funds purchased and other short-term borrowings	1,032	1,572	1,252	860	3,765
Long-term debt	1,299	1,336	1,347	1,353	1,795
Reserve for unfunded lending commitments	49	58	64	54	47
Other liabilities	955	974	932	921	870
Total liabilities	77,188	73,593	70,689	68,872	63,995
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock[2] ($0.001 par value; authorized 350,000 shares) and additional paid-in capital	2,653	2,686	2,680	2,675	2,668
Retained earnings	4,566	4,309	4,090	3,979	3,979
Accumulated other comprehensive income	148	325	332	355	259
Total shareholders’ equity	7,933	7,886	7,668	7,575	7,472
Total liabilities and shareholders’ equity	$85,121	$81,479	$78,357	$76,447	$71,467
[1] Held-to-maturity (approximate fair value)	$584	$640	$596	$691	$587
[2] Common shares (issued and outstanding)	163,800	164,090	164,009	163,978	163,852
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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
April 19, 2021
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three Months Ended
(In millions, except share and per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income:
Interest and fees on loans	$488	$499	$505	$514	$532
Interest on money market investments	3	3	2	1	8
Interest on securities	71	69	74	80	82
Total interest income	562	571	581	595	622
Interest expense:
Interest on deposits	9	13	18	23	51
Interest on short- and long-term borrowings	8	8	8	9	23
Total interest expense	17	21	26	32	74
Net interest income	545	550	555	563	548
Provision for credit losses:
Provision for loan losses	(123)	(61)	45	161	240
Provision for unfunded lending commitments	(9)	(6)	10	7	18
Total provision for credit losses	(132)	(67)	55	168	258
Net interest income after provision for credit losses	677	617	500	395	290
Noninterest income:
Commercial account fees	32	32	32	30	31
Card fees	21	22	21	19	21
Retail and business banking fees	17	18	17	15	19
Loan-related fees and income	25	25	32	27	26
Capital markets and foreign exchange fees	15	19	16	18	24
Wealth management fees	12	10	10	9	11
Other customer-related fees	11	13	11	12	11
Customer-related fees	133	139	139	130	143
Fair value and nonhedge derivative income (loss)	18	8	8	(12)	(11)
Dividends and other income	7	7	6	3	8
Securities gains (losses), net	11	12	4	(4)	(6)
Total noninterest income	169	166	157	117	134
Noninterest expense:
Salaries and employee benefits	288	277	269	267	274
Occupancy, net	33	33	33	32	33
Furniture, equipment and software, net	32	30	32	32	32
Other real estate expense, net	—	1	—	—	—
Credit-related expense	6	6	6	6	4
Professional and legal services	20	19	12	10	12
Advertising	5	6	7	3	3
FDIC premiums	7	6	7	7	5
Other	44	46	76	73	45
Total noninterest expense	435	424	442	430	408
Income before income taxes	411	359	215	82	16
Income taxes	89	75	40	16	2
Net income	322	284	175	66	14
Preferred stock dividends	(8)	(9)	(8)	(9)	(8)
Net earnings applicable to common shareholders	$314	$275	$167	$57	$6
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	163,551	163,658	163,608	163,542	164,143
Diluted shares (in thousands)	163,887	163,900	163,779	164,425	172,998
Net earnings per common share:
Basic	$1.90	$1.66	$1.01	$0.34	$0.04
Diluted	1.90	1.66	1.01	0.34	0.04
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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
April 19, 2021
Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial:
Commercial and industrial	$12,843	$13,444	$13,543	$14,076	$15,533
PPP	6,465	5,572	6,810	6,690	—
Leasing	310	320	319	324	331
Owner occupied	8,112	8,185	8,136	8,083	8,045
Municipal	3,234	2,951	2,706	2,535	2,483
Total commercial	30,964	30,472	31,514	31,708	26,392
Commercial real estate:
Construction and land development	2,443	2,345	2,298	2,367	2,257
Term	9,617	9,759	9,729	9,587	9,484
Total commercial real estate	12,060	12,104	12,027	11,954	11,741
Consumer:
Home equity credit line	2,695	2,745	2,797	2,856	2,958
1-4 family residential	6,630	6,969	7,209	7,393	7,567
Construction and other consumer real estate	589	630	633	640	629
Bankcard and other revolving plans	409	432	431	437	488
Other	125	124	134	141	152
Total consumer	10,448	10,900	11,204	11,467	11,794
Loans and leases, net of unearned income and fees	$53,472	$53,476	$54,745	$55,129	$49,927

Nonperforming Assets
(Unaudited)

(In millions)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Nonaccrual loans[1]	$324	$367	$366	$339	$274
Other real estate owned	3	4	6	5	6
Total nonperforming assets	$327	$371	$372	$344	$280
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.61%	0.69%	0.68%	0.62%	0.56%
Accruing loans past due 90 days or more	$9	$12	$9	$16	$8
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.02%	0.02%	0.02%	0.03%	0.02%
Nonaccrual loans and accruing loans past due 90 days or more	$333	$379	$375	$355	$282
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.62%	0.71%	0.68%	0.64%	0.56%
Accruing loans past due 30-89 days	$100	$112	$58	$168	$135
Restructured loans included in nonaccrual loans	134	113	84	88	88
Restructured loans on accrual	280	198	197	197	79
Classified loans	1,660	1,641	1,639	1,477	881
1 Includes loans held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
April 19, 2021
Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Allowance for Loan Losses
Balance at beginning of period	$777	$853	$860	$730	$497
Provision for loan losses	(123)	(61)	45	161	240
Loan and lease charge-offs	21	21	58	36	13
Less: Recoveries	13	6	6	5	6
Net loan and lease charge-offs	8	15	52	31	7
Balance at end of period	$646	$777	$853	$860	$730
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.21%	1.45%	1.56%	1.56%	1.46%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	199%	212%	242%	254%	266%
Annualized ratio of net loan and lease charge-offs to average loans	0.06%	0.11%	0.38%	0.23%	0.06%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$58	$64	$54	$47	$29
Provision for unfunded lending commitments	(9)	(6)	10	7	18
Balance at end of period	$49	$58	$64	$54	$47

Allowance for Credit Losses
Allowance for loan losses	$646	$777	$853	$860	$730
Reserve for unfunded lending commitments	49	58	64	54	47
Total allowance for credit losses	$695	$835	$917	$914	$777
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.30%	1.56%	1.68%	1.66%	1.56%
Ratio of total allowance for credit losses to loans[1] and leases outstanding (excluding PPP loans), at period end	1.48%	1.74%	1.91%	1.88%	1.56%
1 Does not include loans held for sale.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
April 19, 2021
Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Loans held for sale	$—	$—	$14	$—	$—
Commercial:
Commercial and industrial	$119	$140	$158	$172	$135
Leasing	—	—	1	1	1
Owner occupied	74	76	81	68	65
Municipal	—	—	—	—	—
Total commercial	193	216	240	241	201
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	31	31	37	23	15
Total commercial real estate	31	31	37	23	15
Consumer:
Home equity credit line	19	16	16	15	14
1-4 family residential	80	103	59	59	43
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	1	—	1	1
Other	—	—	—	—	—
Total consumer	100	120	75	75	58
Total nonaccrual loans	$324	$367	$366	$339	$274

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial:
Commercial and industrial	$8	$15	$51	$26	$7
Leasing	—	—	—	—	—
Owner occupied	—	—	(1)	2	(1)
Municipal	—	—	—	—	—
Total commercial	8	15	50	28	6
Commercial real estate:
Construction and land development	—	—	—	—	—
Term	—	—	1	—	—
Total commercial real estate	—	—	1	—	—
Consumer:
Home equity credit line	(1)	—	—	—	—
1-4 family residential	(1)	(1)	—	—	(1)
Construction and other consumer real estate	—	—	—	—	—
Bankcard and other revolving plans	1	—	1	2	1
Other	1	1	—	1	1
Total consumer loans	—	—	1	3	1
Total net charge-offs (recoveries)	$8	$15	$52	$31	$7
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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
April 19, 2021
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$7,791	0.16%	$5,450	0.21%	$2,013	1.52%
Securities:
Held-to-maturity	663	2.98%	577	3.49%	593	3.72%
Available-for-sale	15,876	1.69%	14,926	1.70%	13,687	2.26%
Trading account	231	3.96%	198	4.55%	164	4.27%
Total securities	16,770	1.77%	15,701	1.81%	14,444	2.34%
Loans held for sale	68	2.81%	62	2.32%	109	3.14%
Loans held for investment:[2]
Commercial - excluding PPP loans	24,732	3.83%	24,583	3.91%	25,514	4.53%
Commercial - PPP loans	6,135	3.98%	6,310	3.50%	—	—%
Commercial real estate	12,133	3.50%	12,013	3.55%	11,546	4.62%
Consumer	10,665	3.59%	11,068	3.58%	11,737	3.99%
Total loans held for investment	53,665	3.73%	53,974	3.71%	48,797	4.42%
Total interest-earning assets	78,294	2.95%	75,187	3.06%	65,363	3.87%
Cash and due from banks	614		601		676
Allowance for credit losses on loans and debt securities	(774)		(854)		(499)
Goodwill and intangibles	1,016		1,016		1,014
Other assets	3,930		4,110		3,651
Total assets	$83,080		$80,060		$70,205
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$35,232	0.07%	$33,305	0.09%	$28,856	0.47%
Time	2,491	0.55%	2,925	0.76%	4,454	1.61%
Total interest-bearing deposits	37,723	0.10%	36,230	0.14%	33,310	0.62%
Borrowed funds:
Federal funds purchased and other short-term borrowings	1,110	0.07%	1,336	0.08%	2,922	1.19%
Long-term debt	1,324	2.30%	1,342	2.25%	1,747	3.21%
Total borrowed funds	2,434	1.28%	2,678	1.17%	4,669	1.95%
Total interest-bearing funds	40,157	0.17%	38,908	0.21%	37,979	0.78%
Noninterest-bearing deposits	33,723		32,036		23,599
Other liabilities	1,301		1,384		1,137
Total liabilities	75,181		72,328		62,715
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	7,333		7,166		6,924
Total shareholders’ equity	7,899		7,732		7,490
Total liabilities and shareholders’ equity	$83,080		$80,060		$70,205
Spread on average interest-bearing funds		2.78%		2.85%		3.09%
Impact of net noninterest-bearing sources of funds		0.08%		0.10%		0.32%
Net interest margin		2.86%		2.95%		3.41%
Memo: total loans and leases, excluding PPP loans	47,530	3.69%	47,664	3.74%	48,797	4.42%
Memo: total cost of deposits		0.05%		0.08%		0.36%
Memo: total deposits and interest-bearing liabilities	73,880	0.09%	70,944	0.12%	61,578	0.48%
1 Rates are calculated using amounts in thousands and tax rates of 21% for 2021 and 2020.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
April 19, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. We consider these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by us to assess our performance and financial position and for presentations of our performance to investors. We further believe that presenting these non-GAAP financial measures will permit investors to assess our performance on the same basis as that applied by our management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which we use these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that we believe provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. We believe the use of ratios that utilize tangible equity provides additional useful information about capital adequacy because they present measures of those assets that can generate income.

(In millions, except shares and per share amounts)		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,933	$7,886	$7,668	$7,575	$7,472
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,016)	(1,016)	(1,016)	(1,014)	(1,014)
Tangible common equity (non-GAAP)	(a)	$6,351	$6,304	$6,086	$5,995	$5,892
Common shares outstanding (in thousands)	(b)	163,800	164,090	164,009	163,978	163,852
Tangible book value per common share (non-GAAP)	(a/b)	$38.77	$38.42	$37.11	$36.56	$35.96
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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
April 19, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
Return on Average Tangible Common Equity (“ROTCE”) – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” ROTCE is a non-GAAP financial measure that we believe provides useful information about our use of shareholders’ equity. We believe the use of ratios that utilize tangible equity provides additional useful information about our performance because they present measures of those assets that can generate income.

		Three Months Ended
(Dollar amounts in millions)		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$314	$275	$167	$57	$6
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	—
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$314	$275	$167	$57	$6
Average common equity (GAAP)		$7,333	$7,166	$7,078	$7,030	$6,924
Average goodwill and intangibles		(1,016)	(1,016)	(1,015)	(1,014)	(1,014)
Average tangible common equity (non-GAAP)	(b)	$6,317	$6,150	$6,063	$6,016	$5,910
Number of days in quarter	(c)	90	92	92	91	91
Number of days in year	(d)	365	366	366	366	366
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	20.2%	17.8%	11.0%	3.8%	0.4%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
April 19, 2021
GAAP to Non-GAAP Reconciliations
(Unaudited)
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” “pre-provision net revenue (PPNR)” and “adjusted PPNR.” The methodology of determining the efficiency ratio may differ among companies. We make adjustments to exclude certain items as identified in the subsequent schedule which we believes allows for more consistent comparability among periods. We believe the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well we are managing our expenses, and adjusted PPNR enables us and others to assess our ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows us to assess the comparability of revenue arising from both taxable and tax-exempt sources.

		Three Months Ended
(In millions)		March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$435	$424	$442	$430	$408
Adjustments:
Severance costs		—	1	1	—	—
Other real estate expense, net		—	1	—	—	—
Restructuring costs		—	(1)	1	—	1
Pension termination-related expense		(5)	—	—	28	—
Total adjustments	(b)	(5)	1	2	28	1
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$440	$423	$440	$402	$407
Net interest income (GAAP)	(d)	$545	$550	$555	$563	$548
Fully taxable-equivalent adjustments	(e)	8	7	7	6	7
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	553	557	562	569	555
Noninterest income (GAAP)	(g)	169	166	157	117	134
Combined income (non-GAAP)	(f+g)=(h)	722	723	719	686	689
Adjustments:
Fair value and nonhedge derivative income (loss)		18	8	8	(12)	(11)
Securities gains (losses), net		11	12	4	(4)	(6)
Total adjustments	(i)	29	20	12	(16)	(17)
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$693	$703	$707	$702	$706
Pre-provision net revenue (PPNR) (non-GAAP)	(h)-(a)	$287	$299	$277	$256	$281
Adjusted PPNR (non-GAAP)	(j)-(c)	253	280	267	300	299
Efficiency ratio (non-GAAP) [1]	(c/j)	63.5%	60.2%	62.2%	57.3%	57.7%
1 Excluding the $30 million charitable contribution, the efficiency ratio for the three months ended September 30, 2020 would have been 58.0%.

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